Exhibit 10.17

FORM OF

Amendment
to the
Supplemental Executive Retirement Plan
Participation Agreement

This Amendment to the Supplemental Executive Retirement Plan Participation Agreement (the “Participation Agreement”) is entered into as of December 16, 2008, by and between Polonia Bank and (referred to as the “Bank ”), and [name] (the “Participant”).

WHEREAS, the Participant and the Bank entered into the Participation Agreement effective as of July 1, 2006; and

WHEREAS, the parties may amend the Participation Agreement by a signed instrument;

WHERAS, the parties desire to amend the Participation Agreement to make a clarification consistent with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Participation Agreement as follows:

1.  A new paragraph (e) is added to the Section 7 to read as follows:

“For purposes of Sections 7(b) and 7(e) a termination of employment shall occur upon the date the Participant incurs a “Separation from Service” (as such term is defined for purposes of Section 409A of the Code)”

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Participation Agreement, or have caused this Amendment to the Participation Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

POLONIA BANK

By:

Title:

PARTICIPANT

Name